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                                                                    Exhibit 10.6

                         AGREEMENT FOR PURCHASE AND SALE
                    OF REAL PROPERTY AND ESCROW INSTRUCTIONS

     THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this ______ day of August, 2005, by and between NNN VF SOUTHWOOD TOWER, LP ("Seller"), and RANCHO PACIFIC DEVELOPMENT and/or its LLC ("Buyer"), with reference to the following facts:

     A. Seller owns certain real property located in Montgomery County, Texas and more specifically described in Exhibit A attached hereto (the "Land"), commonly known as Southwood Tower located at 19221 Interstate 45, Shenandoah, Texas and such other assets, as the same are herein described.

     B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Land and the associated assets.

     NOW, THEREFORE, in consideration of the mutual covenants, premises and agreements herein contained, the parties hereto do hereby agree as follows:

1.   Purchase and Sale.

     1.1. The purchase and sale includes, and at Close of Escrow (hereinafter defined) Seller shall sell, assign, grant and transfer to Buyer, Seller's entire right and interest in and to all of the following (hereinafter sometimes collectively, the "Property"):

          1.1.1. The Land, together with all structures, buildings, improvements, machinery, fixtures, and equipment affixed or attached to the Land and all easements and rights appurtenant to the Land (all of the foregoing being collectively referred to herein as the "Real Property");

          1.1.2. All leases (the "Leases"), including associated amendments, with all persons ("Tenants") leasing the Real Property or any part thereof or hereafter entered into in accordance with the terms hereof prior to Close of Escrow, together with all security deposits, other deposits held in connection with the Leases, Lease guarantees and other similar credit enhancements providing additional security for such Leases;

          1.1.3. All tangible and intangible personal property owned by Seller located on or used in connection with the Real Property,


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               including, specifically, without limitation, equipment,
               furniture, tools and supplies, and all related intangibles including Seller's interest, if any, in the name "Southwood Tower" (the "Personal Property");

          1.1.4. All service contracts, agreements, warranties and guaranties relating to the operation of the Property (the "Contracts"); and

          1.1.5. To the extent transferable, all building permits, certificates of occupancy and other certificates, permits, licenses and approvals relating to the Property (the "Permits").

2.   Purchase Price.

     The total Purchase Price of the Property shall be NINE MILLION SIX HUNDRED FIFTY THOUSAND Dollars ($9,650,000.00) ("Purchase Price") payable as follows:

     2.1. Deposit/Further Payments/Down Payment.

          2.1.1. Concurrent with Opening of Escrow (as hereinafter defined), Buyer shall deposit into Escrow the amount of $100,000.00 (the "Initial Deposit"), in the form of a wire transfer payable to Commonwealth Land Title Company, at 2301 Dupont Drive, Suite 450, Irvine, CA 92626, Attn: Michele Mesh ("Escrow Holder"). Escrow Holder shall place the Deposit into an interest bearing money market account at a bank or other financial institution reasonably satisfactory to Buyer, and interest thereon shall be credited to Buyer's account. Within one (1) business day following Buyer's removal of physical contingencies, Buyer shall deposit into Escrow an additional $100,000 (the "Additional Deposit"). The Initial Deposit and the Additional Deposit shall be collectively referred to herein in the singular as the "Deposit" or in the plural as the "Deposits". Any and all accrued interest shall be applied toward the total Purchase Price at Closing.

          2.1.2. Buyer to secure financing equal to 75% of the total purchase price at the best available market rate. Buyer shall have a forty-five (45) day loan contingency period from the date of Opening of Escrow. Upon Buyer's removal of the loan contingency, Buyer's Initial Deposit and the Additional Deposit shall be deemed non-refundable, released to Seller, and applied against the Purchase Price at Close of Escrow.


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          2.1.1. On or before Close of Escrow, Buyer shall deposit into Escrow the balance of the Purchase Price, by wire transfer payable to Escrow Holder.

3.   Title to Property.

     3.1  Title Insurance.

          Escrow Holder will obtain a Standard Coverage CLTA owner's policy of title insurance from Commonwealth Land Title Company with their standard provisions and exceptions (the "Title Policy") in the amount of the Purchase Price. The Title Policy is to be free and clear of encumbrances except as follows:

          3.1.1. Real property taxes and assessments, which are a lien not yet due;

          3.1.2. Covenants, conditions, reservations (including exceptions of oil, gas, minerals, hydrocarbons and/or lease without right of surface entry), restrictions, rights of way, and easements for public utilities, districts, water companies, alleys and streets; and

          3.1.3. The permitted exceptions included in such policy and approved by Buyer.

     3.2. Procedure for Approval of Title.

          During the Inspection Period (hereafter defined) Buyer shall review and approve the Title Documents (hereinafter defined) and the Survey (hereinafter defined). If the Title Documents or Survey reflect or disclose any defect, exception or other matters affecting the Property that are unacceptable to Buyer (the "Title Defects"), then prior to the expiration of the Inspection Period, Buyer shall provide Seller with, written notice of Buyer's objections. Seller may, at its sole option, elect to cure or remove the objections made by Buyer. Unless Seller provides written notice to Buyer before the expiration of the Inspection Period that Seller intends to cure Buyer's title objections, Seller shall be deemed to have elected not to cure or remove Buyer's title objections, and Buyer shall be entitled, as Buyer's sole and exclusive remedy, either to (i) terminate this Agreement and obtain a refund of the Deposit by providing written notice of termination to Seller before the end of the Inspection Period and returning the Due Diligence Items (hereinafter defined), or
          (ii) waive the objections and close this transaction as otherwise contemplated herein, without a reduction in


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          the Purchase Price. If Buyer shall fail to terminate this Agreement during the Inspection Period, all matters shown on the Survey or described in the Title Report, except for monetary liens for indebtedness of Seller and any matters Seller has agreed to cure in writing, shall be deemed "Permitted Exceptions."

4.   Due Diligence Items.

     4.1. Seller shall deliver to Buyer each of the following within two (2) days of the Opening of Escrow (collectively, the "Due Diligence Items"):

          4.1.1. The existing survey of the Property, if any (the "Survey");

          4.1.2. A current preliminary title report or title commitment (the "Title Report") for the issuance of a policy of title insurance to Buyer from the Escrow Holder, together with good and legible copies of all documents constituting exceptions to the title as reflected in the Title Report (collectively referred to hereinafter as the "Title Documents");

          4.1.3. A list of all contracts, including service contracts, warranties, management, maintenance, leasing commission or other agreements affecting the Property, if any, together with copies of the same shall be available for inspection. Seller agrees not to enter into any additional contracts or agreements prior to Close of Escrow which cannot be canceled upon thirty (30) days written notice without cost, penalty, or obligation unless such contracts or other agreements are approved by Buyer, which approval shall not be unreasonably withheld or delayed;

          4.1.4. All site plans, leasing plans, as-built plans, drawings, environmental, mechanical, electrical, structural, soils and similar reports and/or audits and plans and specifications relative to the Property in the possession of Seller, if any, shall be made available for inspection at Seller's offices;

          4.1.5. True and correct copies of the real estate and personal property tax statements covering the Property or any part thereof for each of the two (2) years prior to the current year and, if available, for the current year;

          4.1.6. A schedule of all current or pending litigation with respect to the Property or any part, thereof, if any;


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          4.1.7. Operating statements for the most recent two (2) calendar years shall be available for inspection;

          4.1.8. The tenant files, books and records relating to the ownership and operation of the Property shall be available for inspection by Buyer during ordinary business hours at Seller's management office; and

          4.1.9. An inventory of all personal property located on the Property, used in the maintenance of the Property or stored for future use at the Property and an inventory of all furniture and appliances used in the units, if any.

     4.2. Estoppel Certificates.

          As a condition precedent to Buyer's obligation to acquire the Property, Seller shall obtain and deliver to Buyer estoppel certificates, in accordance with their respective Leases, from tenants representing seventy percent (70%) of the square feet which are leased and occupied by tenants as of the date this Agreement is fully executed. Estoppel certificates shall be deemed to satisfy this condition precedent unless they disclose material adverse matters. Buyer shall notify Seller within three (3) business days of receipt of a copy of the executed estoppel certificate of its approval or disapproval and the basis of such disapproval, if disapproved. If Buyer disapproves of an estoppel certificate because of a material, adverse matter disclosed therein, and Seller is unable to obtain a reasonably acceptable estoppel certificate prior to the Close of Escrow, this Agreement shall terminate, Buyer shall be entitled to a refund of the Deposit, and neither party shall have any further obligation to the other except Buyer's indemnification obligations under Paragraph 5, and any other obligations expressly set forth herein.

5.   Inspections.

     Buyer, at its sole cost and expense, shall have the right to conduct feasibility, environmental, engineering and physical studies or other tests (the "Inspections") of the Property at any time during the Inspection Period (hereinafter defined). Buyer, and its duly authorized agents or representatives, shall be permitted to enter upon the Property at all reasonable times during the Inspection Period in order to conduct engineering studies, soil tests and any other Inspections and/or tests that Buyer may deem necessary or advisable. Buyer must arrange all Inspections of the Property with Seller at least two (2) business days in advance of any Inspections. In the event that the review and/or Inspection conducted pursuant to this paragraph shows any fact, matter or condition to exist with respect to the Property


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that is unacceptable to Buyer, in Buyer's sole subjective discretion, then Buyer shall be entitled, as its sole and exclusive remedy, to (1) terminate this Agreement and obtain a refund of the Deposit, or (2) waive the objection, and close the transaction as otherwise contemplated herein without any reduction in the Purchase Price. Buyer agrees to promptly discharge any liens that may be imposed against the Property as a result of the Inspections and to defend, indemnify and hold Seller harmless from all, claims, suits, losses, costs, expenses (including without limitation court costs and attorneys' fees), liabilities, judgments and damages incurred by Seller as a result of any Inspections.

     5.1. Approval.

          5.1.1. Buyer shall have thirty (30) business days following mutual execution of the Purchase and Sale Agreement ("Inspection Period") to approve or disapprove the Inspections. If Buyer shall fail to notify Seller and Escrow Holder of its disapproval of the Inspections in writing within the Inspection Period, the condition of the Property shall be deemed approved. If Buyer shall disapprove the Inspections within the Inspection Period, this Agreement and the Escrow shall thereupon be terminated. Buyer shall not be entitled to purchase the Property, Seller shall not be obligated to sell the Property to Buyer, and the parties shall be relieved of any further obligation to each other with respect to the Property, except as expressly provided in Paragraph 5.

          5.1.2. Notwithstanding anything to the contrary contained herein, Buyer hereby agrees that, in the event this Agreement is terminated for any reason, then Buyer shall promptly and at its sole expense return to Seller all Due Diligence Items which have been delivered by Seller to Buyer in connection with the Inspections, along with copies of all reports, drawings, plans, studies, summaries, surveys, maps and other data prepared by third parties relating to the Property, subject to restrictions on Buyer's ability to make any such materials available to Seller that are imposed in any agreement with a third party consultant preparing any such reports or materials ("Buyer's Reports"). Buyer shall cooperate with Seller at no expense to Buyer in order to obtain a waiver of any such limitations.

          5.1.3. Notwithstanding any contrary provision of this Agreement, Buyer acknowledges that Seller is not representing or warranting that any of the Due Diligence Items prepared by third parties are accurate or complete, such as the Survey, engineering reports and the like. Seller advises Buyer to


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               independently verify the facts and conclusions set forth therein, provided however, Seller warrants that it has no knowledge of any material errors or misstatements in such information regarding the Property.

6.   Escrow.

     6.1. Opening.

          Purchase and sale of the Property shall be consummated through an escrow ("Escrow") to be opened with Escrow Holder within two (2) business days after the execution of this Agreement by Seller and Buyer. Escrow shall be deemed to be opened as of the date fully executed copies (or counterparts) of this Agreement are delivered to Escrow Holder by Buyer and Seller ("Opening of Escrow"). This Agreement shall be considered as the Escrow instructions between the parties, with such further instructions as Escrow Holder shall require in order to clarify its duties and responsibilities. If Escrow Holder shall require further Escrow instructions, Escrow Holder may prepare such instructions on its usual form. Such further instructions shall be promptly signed by Buyer and Seller and returned to Escrow Holder within three (3) business days of receipt thereof. In the event of any conflict between the terms and conditions of this Agreement and such further instructions, the terms and conditions of this Agreement shall control.

     6.2. Close of Escrow.

          6.2.1. Escrow shall close ("Close of Escrow" or "Closing") within seventy five (75) days or sooner following mutual execution of the Purchase and Sale Agreement.

     6.3. Buyer Required to Deliver.

          Buyer shall deliver to Escrow the following:

          6.3.1. Concurrently with the Opening of Escrow, the Deposit;

          6.3.1. On or before Close of Escrow, the payment required by Paragraph 2.1.2; provided, however that Buyer shall not be required to deposit the amount specified in Paragraph 2.1.2 until Buyer has been notified by Escrow Holder that (i) Seller has delivered to Escrow each of the documents and instruments to be delivered by Seller in connection with Buyer's purchase of the Property, (ii) Title Company has committed to issue and


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               deliver the Title Policy to Buyer and Seller and (iii) the only impediment to Close of Escrow is delivery of such amount by or on behalf of Buyer;

          6.3.2. On or before Close of Escrow, such other documents as Title Company may require from Buyer in order to issue the Title Policy;

          6.3.3. An original assignment and assumption agreement (the "Assignment and Assumption Agreement") duly executed by Seller assigning and conveying to Buyer all of Seller's right, title and interest in and to the Leases and the Contracts.

     6.4. Seller Required to Deliver.

          On or before Close of Escrow, Seller shall deliver to Escrow the following:

          6.4.1. A duly executed and acknowledged grant deed, conveying fee title to the Property in favor of Buyer (the "Grant Deed");

          6.4.2. An executed Certificate of Non-Foreign Status;

          6.4.3. A bill of sale of the Personal Property, if any, without warranty, in favor of Buyer and duly executed by Seller;

          6.4.4. Such other documents as Title Company may require from Seller in order to issue the Title Policy;

          6.4.5. Tenant estoppel certificates;

          6.4.6. Seller shall deliver to Buyer all keys to all buildings and other improvements located on the Property, combinations to any safes thereon, and security devices therein in Seller's possession, provided, however, Seller shall be permitted to retain keys and security cards/devices to the buildings and the Vacant Space (hereinafter defined) for the purpose of leasing the Vacant Space, as provided in Paragraph 24 of this Agreement.

          6.4.7. Seller shall deliver all records and files relating to the management or operation of the Property, including, without limitation, all insurance policies, all security contracts, all tenant files (including correspondence), property tax bills, and all calculations used to prepare statements of rental increases under the Leases and statements of common area charges,


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               insurance, property taxes and other charges which are paid by tenants of the Project; and

          6.4.8. A counterpart original of the Assignment and Assumption Agreement.

     6.5. Buyer's Costs.

          Buyer shall pay the following:

          6.5.1. One-half (1/2) of Escrow Holder's fees, costs and expenses;

          6.5.2. The cost of recording the Deed of Trust;

          6.5.3. All other costs customarily borne by purchasers of real property in Montgomery County, Texas;

          6.5.4. Title Company's premium for the Title Policy; and 6.5.5. If Buyer elects to obtain extended coverage title insurance, the amount by which the premium for an extended coverage policy of title insurance in the amount of the Purchase Price exceeds the premium for the Title Policy.

     6.6. Seller's Costs.

          Seller shall pay the following:

          6.6.1. One-half (1/2) of Escrow Holder's fees, costs and expenses;

          6.6.2. The cost of recording the Grant Deed, including documentary transfer taxes; and

          6.6.3. All other costs customarily borne by sellers of real property in Montgomery County, Texas.

     6.7. Prorations.

          6.7.1. Real property taxes, assessments, rents, security deposits, and cam expenses shall be prorated through Escrow between Buyer and Seller as of Close of Escrow. Rents, security deposits and cam expenses shall be approved by Buyer prior to Close of Escrow. Any delinquent rents collected by Buyer shall be paid to Seller. Seller shall have the right to pursue any Tenant for delinquent rent, but shall not cause a Tenant to be delinquent


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               for their current rent or become financially unstable. Tax and assessment prorations shall be based on the latest available tax bill. If, after Close of Escrow, Buyer receives any further or supplemental tax bill relating to any period prior to Close of Escrow, or Seller receives any further or supplemental tax bill relating to any period after Close of Escrow, the recipient shall promptly deliver a copy of such tax bill to the other party, and not later than ten (10) days prior to the delinquency date shown on such tax bill Buyer and Seller shall deliver to the taxing authority their respective shares of such tax bill, prorated as of Close of Escrow.

          6.7.2. All leasing commissions owing and tenant improvements with respect to the Property transactions entered into prior to execution of this Agreement shall be paid by Seller, and Seller shall indemnify and hold Buyer harmless for Lease commission claims brought against the Property arising therefrom. All leasing commissions for new Leases and for Lease renewals and expansion options executed after the date of this Agreement shall be prorated between Buyer and Seller as their respective periods of ownership bear to the primary term of the new Lease.

          6.7.3. Seller agrees to indemnify and hold Buyer harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, including court costs and reasonable attorneys' fees (except those items which under the terms of this Agreement specifically become the obligation of Buyer), brought by third parties and based on events occurring on or before the date of closing and which are in any way related to the Property, and all expenses related thereto, including but not limited to court costs and attorneys' fees.

          6.7.4. Buyer agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, suits and judgments, of any kind or nature, including court costs and reasonable attorneys' fees, brought by third parties and based on events occurring subsequent to the date of closing and which are in any way related to the Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

     6.8. Determination of Dates of Performance.

          Promptly after delivery to Buyer of the Title Report, Escrow Holder shall prepare and deliver to Buyer and Seller a schedule which shall state each of the following dates:


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          6.8.1. The date of Opening of Escrow pursuant to Paragraph 6.1;

          6.8.2. The date of receipt of the Title Report by Buyer;

          6.8.3. The date by which title must be approved by Buyer pursuant to Paragraph 3.2;

          6.8.4. The date by which the Inspections must be approved by Buyer pursuant to Paragraph 5.1.1;

          6.8.5. The date by which the amounts described in Paragraph 2 must be deposited by Buyer, for which determination Escrow Holder shall assume satisfaction of the condition expressed in Paragraph 2 on the last date stated for its satisfaction; and

          6.8.6. The date of Close of Escrow pursuant to Paragraph 6.2.

     If any events which determine any of the aforesaid dates occur on a date other than the date specified or assumed for its occurrence in this Agreement, Escrow Holder shall promptly redetermine as appropriate each of the dates of performance in the aforesaid schedule and notify Buyer and Seller of the dates of performance, as redetermined.

7.   Representations, Warranties, and Covenants.

     Seller hereby represents and warrants as of the date hereof to Buyer as follows:

     7.1. Seller is a limited partnership duly formed and validly existing under the laws of the State of Texas. Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Seller is a party. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.


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     7.2. Seller has good and marketable title to the Property, subject to the conditions of title. There are no outstanding rights of first refusal, rights of reverter or option relating to the Property or any interest therein. To Seller's knowledge, there are no unrecorded or undisclosed documents or other matters which affect title to the Property. Subject to the Leases, Seller has enjoyed the continuous and uninterrupted quiet possession, use and operation of the Property, without material complaint or objection by any person.

     7.3. Seller is not a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     7.4. Covenants of Seller. Seller hereby covenants as follows:

          7.4.1. At all times from the date hereof through the date of closing, Seller shall cause to be in force fire and extended coverage insurance upon the Property, and public liability insurance with respect to damage or injury to persons or property occurring on the Property in at least such amounts as are maintained by Seller on the date hereof;

          7.4.2. From the date of execution of this Agreement through the date of closing, Seller will not enter into any new lease with respect to the Property, without Buyer's prior written consent, which shall not be unreasonably withheld. Exercise of a renewal option shall not be considered a new lease. Any brokerage commission payable with respect to a new lease shall be prorated between Buyer and Seller in accordance with their respective periods of ownership as it bears to the primary term of the new lease. Further, Seller will not modify any existing Lease covering space in the Property without first obtaining the written consent of Buyer which shall not be unreasonably withheld, conditioned or delayed. Buyer shall have five (5) business days in which to approve or disapprove of any new lease for which it has a right to consent. Failure to respond in writing within said time period shall be deemed to be consent;

          7.4.3. From the date of execution of this Agreement through the date of closing, Seller shall not sell, assign, or convey any right, title or interest whatsoever in or to the Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Property (other than the Permitted Exceptions) without promptly discharging the same prior to closing;


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          7.4.4. Seller shall not, without Buyer's written approval, (a) amend or waive any right under any Service Contract, or (b) enter into any agreement of any type affecting the Property that would survive the Closing Date;

          7.4.5. Seller shall fully and timely comply with all obligations to be performed by it under the Leases, the Contracts, and all permits, licenses, approvals and laws, regulations and orders applicable to the Property.

     7.5 Approval of Property. The consummation of the purchase and sale of the Property pursuant to this Agreement shall be deemed Buyer's acknowledgement that it has had an adequate opportunity to make such legal, factual and other inspections, inquiries and investigations as it deems necessary, desirable or appropriate with respect to the Property. Such inspections, inquiries and investigations of Buyer shall be deemed to include, but shall not be limited to, any leases and contracts pertaining to the Property, the physical components of all portions of the Property, the physical condition of the Property, such state of facts as an accurate survey, environmental report and inspection would show, the present and future zoning ordinance, ordinances, resolutions. Buyer shall not be entitled to and shall not rely upon, Seller or Seller's agents with regard to, and Seller will not make any representation or warranty with respect to: (i) the quality, nature, adequacy or physical condition of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities, or appliances at the Property, if any; (ii) the quality, nature, adequacy or physical condition of soils or the existence of ground water at the Property; (iii) the existence, quality, nature, adequacy or physical condition of any utilities serving the Property;
          (iv) the development potential of the Property, its habitability, merchantability, or the fitness, suitability, or adequacy of the Property for any particular purpose; (v) the zoning or other legal status of the Property; (vi) the Property or its operations' compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii) the quality of any labor or materials relating in any way to the Property; or (viii) the condition of title to the Property or the nature, status and extent of any right-of-way, lease, right of redemption, possession, lien, encumbrance, license, reservation, covenant, condition, restriction, or any other matter affecting the Property except as expressly set forth in this Agreement. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE


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          GRANT DEED, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY WARRANTIES
          OR REPRESENTATIONS WITH RESPECT TO THE PROPERTY AND SELLER
          SPECIFICALLY DISCLAIMS ANY OTHER IMPLIED WARRANTIES OR WARRANTIES ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE. FURTHERMORE, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE INCLUDING, WITHOUT LIMITATION, ASBESTOS, PCB AND RADON. BUYER ACKNOWLEDGES THAT BUYER IS
          A SOPHISTICATED BUYER FAMILIAR WITH THIS TYPE OF PROPERTY AND THAT, SUBJECT ONLY TO THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT AND CLOSING DOCUMENTS, BUYER WILL BE ACQUIRING THE PROPERTY "AS IS AND WHERE IS, WITH ALL FAULTS," IN ITS PRESENT STATE AND CONDITION,
          SUBJECT ONLY TO NORMAL WEAR AND TEAR AND BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS AND CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER SHALL ALSO ACKNOWLEDGE AND AGREE THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER,
          ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING, AND NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT.

8.   Representations and Warranties of Buyer.

     Buyer hereby represents and warrants to Seller as follows:

     8.1. Buyer is a CORP. duly organized and validly existing under the laws of the State of CA. Buyer has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Buyer is a party. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

9.   Conditions Precedent to Closing.

     The obligations of Buyer pursuant to this Agreement shall, at the option of Buyer, be subject to the following conditions precedent:

     9.1. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof, and Seller shall not have on or prior to closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Agreement.

     9.2. There shall be no material change in the matters reflected in the Title Report, and there shall not exist any encumbrance or title defect affecting the Property not described in the Title Report except for the Permitted Exceptions or matters to be satisfied at closing.

     9.3. Unless Seller receives notice from Buyer at least thirty (30) days prior to closing, effective as of closing, the management agreement affecting the Property shall be terminated by Seller and any and all termination fees incurred as a result thereof shall be the sole obligation of Seller.

     9.4. Seller shall have operated the Property from and after the date hereof in substantially the same manner as prior thereto.

     9.5. If any such condition is not fully satisfied by closing, Buyer shall so notify Seller and may terminate this Agreement by written notice to

          Seller whereupon this Agreement may be canceled, and upon return of the Due Diligence Items the Deposit shall be paid to Buyer and, thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder.

     9.6. If Buyer notifies Seller of a failure to satisfy the conditions precedent set forth in this paragraph, Seller may, within five (5) days of receipt of Buyer's Notices agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided Seller so satisfies such condition. If Seller fails to agree to cure or fails to cure such condition by the Closing Date, this Agreement shall be canceled and the Deposit shall be returned to Buyer and neither party shall have any further liability hereunder.

     9.7. If Buyer's acquisition of the Property is part of a tax-deferred exchange pursuant to Section 1031 of the Code, it is a condition precedent to the closing of this Escrow that Buyer is able to complete an exchange for all or a portion of its relinquished property pursuant to an Exchange Agreement between Buyer and Accommodator. Seller agrees to execute such documents or instruments as may be necessary or appropriate to evidence such exchange, provided that Seller's cooperation in such regard shall be at no additional cost, expense, or liability whatsoever to Seller, and that no additional delays in the scheduled Close of Escrow are incurred unless mutually agreed upon by all parties to this Agreement.

10. Damage or Destruction Prior to Close of Escrow.

     In the event that the Property should be damaged by any casualty prior to the Close of Escrow, then if the cost of repairing such damage, as estimated by an architect or contractor retained pursuant to the mutual agreement of the parties, is:

     10.1. Less than Two Hundred Fifty Thousand Dollars ($250,000), the Close of Escrow shall proceed as scheduled and any insurance proceeds shall be distributed to Buyer to the extent not expended by Seller for restoration;

or if said cost is:

     10.2. Greater than Two Hundred Fifty Thousand Dollars ($250,000), then either Seller or Buyer may elect to terminate this Agreement, in which case upon return of the Due Diligence Items the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other except for Buyer's indemnification obligations under Paragraph 5.

11. Eminent Domain.

     11.1. If, before the Close of Escrow, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer, would render the Property unacceptable to Buyer or unsuitable for Buyer's intended use, Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall terminate, and upon the return of the Due Diligence Items, the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other except for Buyer's indemnification under Paragraph 5, or as otherwise expressly set forth herein. If, before the Close of Escrow, proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, at the Close of Escrow, the condemnation award (or, if not therefore received, the right to receive such portion of the award) payable on account of the taking shall be transferred in the same manner as title to the Property is conveyed. Seller shall give notice to Buyer within three (3) business days after Seller's receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property.

12. Notices.

     12.1. All notices, demands, or other communications of any type given by any party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by United States Mail, as a registered or certified item, return receipt requested by telecopy or by Federal Express. Notices delivered by mail shall be deemed given when received. Notices by telecopy or Federal Express shall be deemed received on the business day following transmission. Notices shall be given to the following addresses:

          Seller:                  Theresa Hutton
                                   Triple Net Properties, LLC
                                   1551 N. Tustin Ave. #200

                                   Santa Ana, CA 92705
                                   (714) 667-8252
                                   (714) 918-9102 fax

          With Required Copy to:   Joseph J. McQuade, Esq.
                                   Hirschler Fleischer
                                   The Federal Reserve Bank Building, 16th Floor
                                   701 East Byrd Street
                                   Richmond, VA 23219
                                   (804) 771-9502
                                   (804) 644-0957 fax

          Buyer:                   Bill Angel
                                   Rancho Pacific Development
                                   8300 Utica Avenue, 3rd Floor
                                   Rancho Cucamonga, CA 91730
                                   (909) 989-7026
                                   (909) 944-5997

13. Remedies.

     13.1. Defaults by Seller. If there is any default by Seller under this Agreement, following notice to Seller and seven (7) days, during which period Seller may cure the default, Buyer may, at its option, (a) declare this Agreement terminated in which case upon return of the Due Diligence Items the Deposit shall be returned to Buyer, or (b) treat this Agreement as being in full force and effect and bring an action against Seller for specific performance.

     13.2. Defaults by Buyer. If there is any default by Buyer under this Agreement, following notice to Buyer and seven (7) days, during which period Buyer may cure the default, then Seller may, as its sole remedy, declare this Agreement terminated, in which case the Deposit shall be paid to Seller as liquidated damages and each party shall thereupon be relieved of all further obligations and liabilities, except any which survive termination as expressly set forth in this Agreement. In the event this Agreement is terminated due to the default of Buyer hereunder, Buyer shall deliver to Seller, at no cost to Seller, the Due Diligence Items and all of Buyer's Reports.

     13.3. ARBITRATION OF DISPUTES. ANY CLAIM, CONTROVERSY OR DISPUTE, WHETHER SOUNDING IN CONTRACT, STATUTE, TORT, FRAUD, MISREPRESENTATION OR OTHER LEGAL THEORY, RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, WHENEVER BROUGHT AND WHETHER

          BETWEEN THE PARTIES TO THIS AGREEMENT OR BETWEEN ONE OF THE PARTIES TO THIS AGREEMENT AND THE EMPLOYEES, AGENTS OR AFFILIATED BUSINESSES OF THE OTHER PARTY, SHALL BE RESOLVED BY ARBITRATION AS PRESCRIBED IN THIS SECTION. THE FEDERAL ARBITRATION ACT, 9 U.S.C. SECTIONS 1-15, NOT STATE LAW, SHALL GOVERN THE ARBITRABILITY OF ALL CLAIMS, AND THE DECISION OF THE ARBITRATOR AS TO ARBITRABILITY SHALL BE FINAL.

          A SINGLE ARBITRATOR WHO IS A RETIRED FEDERAL OR CALIFORNIA JUDGE SHALL CONDUCT THE ARBITRATION UNDER THE THEN CURRENT RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"). THE ARBITRATOR SHALL BE SELECTED BY MUTUAL AGREEMENT ON THE ARBITRATOR WITHIN THIRTY (30) DAYS OF WRITTEN NOTICE BY ONE PARTY TO THE OTHER INVOKING THIS ARBITRATION PROVISION, IN ACCORDANCE WITH AAA PROCEDURES FROM A LIST OF QUALIFIED PEOPLE MAINTAINED BY THE AAA. THE ARBITRATION SHALL BE CONDUCTED IN SANTA ANA, CALIFORNIA AND ALL EXPEDITED PROCEDURES PRESCRIBED BY THE AAA RULES SHALL APPLY.

          THERE SHALL BE NO DISCOVERY OTHER THAN THE EXCHANGE OF INFORMATION WHICH IS PROVIDED TO THE ARBITRATOR BY THE PARTIES. THE ARBITRATOR SHALL HAVE AUTHORITY ONLY TO GRANT SPECIFIC PERFORMANCE AND TO ORDER OTHER EQUITABLE RELIEF AND TO AWARD COMPENSATORY DAMAGES, BUT SHALL NOT HAVE THE AUTHORITY TO AWARD PUNITIVE DAMAGES OR OTHER NONCOMPENSATORY DAMAGES OR ANY OTHER FORM OF RELIEF. THE ARBITRATOR SHALL AWARD TO THE PREVAILING PARTY ITS REASONABLE ATTORNEYS' FEES AND COSTS AND OTHER EXPENSES INCURRED IN THE ARBITRATION, EXCEPT THE PARTIES SHALL SHARE EQUALLY THE FEES AND EXPENSES OF THE ARBITRATOR. THE ARBITRATOR'S DECISION AND AWARD SHALL BE FINAL AND BINDING, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

14.  Assignment.

     Buyer may assign its rights under this Agreement to an entity in which Buyer has a majority interest.

15.  Interpretation and Applicable Law.

     This Agreement shall be construed and interpreted in accordance with the laws of the state in which the Property is located (the "State"). Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

16.  Amendment.

     This Agreement may not be modified or amended, except by an agreement in writing signed by the parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

17.  Attorney's Fees.

     In the event it becomes necessary for either party to file a suit or arbitration to enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit or arbitration.

18.  Entire Agreement; Survival.

     This Agreement (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto nor affect or be effective to interpret, change, or restrict the provisions of this Agreement. The obligations of the parties hereunder and all other provisions of this Agreement shall survive the closing or earlier termination of this Agreement, except as expressly limited herein.

19.  Multiple Originals only; Counterparts.

     Numerous agreements may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the parties.

20.  Acceptance.

     Time is of the essence of this Agreement. The date of execution of this Agreement by Seller shall be the date of execution of this Agreement. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the laws of the State of California if it is not the State, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the State of California if it is not the State.

21.  Real Estate Commission.

     Seller and Buyer each represent and warrant to the other that neither Seller nor Buyer has contracted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that neither party has taken any action which would result in any real estate broker's, finder's or other fees or commissions being due and payable to any party with respect to the transaction contemplated hereby, except that Seller has contracted with (a) Marcus & Millichap and (b) Triple Net Properties Realty, Inc. ("TNP") (collectively, the "Brokers"), and Seller will pay the Brokers a four percent (4%) brokerage commission (to be split equally by the Brokers). Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this paragraph.

22.  Exchange.

     Seller reserves the right to structure the sale of the Property as a like kind exchange pursuant to Section 1031 of the Code. In such event Seller shall have the right to assign its interest in this Agreement to a qualified exchange intermediary of its choosing to effect such exchange. Buyer shall sign a customary assignment and/or notice of assignment, however, such assignment shall at no cost or expense to Buyer and shall not otherwise affect the term of this Agreement.

23.  Confidentiality.

     Buyer agrees that, prior to the closing, all Property information received by Buyer shall be kept confidential as provided in this paragraph. Without the prior written consent of Seller, prior to the closing, the Property information shall not be disclosed by Buyer or its representatives, in any manner whatsoever, in whole or in part, except (1) to Buyer's representatives who need to know the Property information for the purpose of evaluating the Property and who are informed by the Buyer of the confidential nature of the Property information; (2) as may be necessary for Buyer or Buyer's representatives to comply with applicable laws, including, without limitation, governmental, regulatory, disclosure, tax and reporting requirements; to comply with other requirements and requests of regulatory and supervisory authorities and self-regulatory organizations having jurisdiction over Buyer or Buyer's representatives; to comply with regulatory or judicial processes; or to satisfy reporting procedures and inquiries of credit rating agencies in accordance with customary practices of Buyer or its affiliates; and (3) to prospective tenants of the Property.

24.  Vacancy.

     Seller shall provide a rent escrow pursuant to the Escrow Agreement attached hereto and incorporated herein as Exhibit B, upon the terms and conditions more particularly set forth in the Escrow Agreement.

25.  Approval.

     Seller's obligation to sell the Property is subject to the condition precedent that approval of the sale is obtained from all entities comprising Seller no later than fifteen (15) business days after full execution of this Agreement.

         (THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.
                    SIGNATURES APPEAR ON THE FOLLOWING PAGE.)

                               SIGNATURE PAGE FOR

                                 Southwood Tower
                               19221 Interstate 45
                                Shenandoah, Texas

EXECUTED on this the _______ day of ________, 2005.

SELLER:                                 NNN VF Southwood Tower, LP, a Texas
                                        Limited Partnership

                                        By: Triple Net Properties, LLC, a
                                            Virginia limited liability company

                                        Its:
                                             -----------------------------------


                                        By: /s/ Anthony W. Thompson
                                            ------------------------------------
                                        Name: Anthony W. Thompson
                                        Title: Chief Executive Officer

EXECUTED on this the 8 day of AUG., 2005.

BUYER:                                  Rancho Pacific Development Corp.,
                                        a Ca. CORP.


                                        By: /s/ William D. Angel
                                            ------------------------------------
                                        Name: WILLIAM D. ANGEL
                                        Title: Pres

                                    EXHIBIT A

                        Legal Description of the Property

TRACT I:

Being at 3.6632 acre (159,569 square feet) of land being all of Restricted Reserve "D", Block 1, of Research Plaza, according to the map or plat there of recorded in Cabinet R Sheet 89 of the Map Records of Montgomery County, Texas, (M.R.M.C.T.) also being situated in the Montgomery County School Land Survey, Abstract 350, Montgomery County, Texas, said parcel being more particularly described by metes and bounds as follows: (Bearings based on the westerly line of said Restricted Reserved "D" - North 06 deg. 42' 50" West);

BEGINNING at a found 5/8 inch iron rod with cap ("TEAM"), in the east right of way line of Interstate Highway 45 (width varies), at the northwest corner of a called 1.6286 acre tract conveyed to National Petcare Centers, Inc., by instrument recorded in Clerk's File No. (C.C.F. No.) 9778580 of the Real Property Records of Montgomery County, Texas (R.P.R.M.C.T.) at the southwest corner of said Restricted Reserve "D", and the herein described parcel;

THENCE North 06 deg. 42' 50" West, along the easterly right of way line of Interstate Highway 45, and the west line of said Restricted Reserve "D", a distance of 363.46 feet to a found 5/8" iron rod with cap ("TEAM") at the southwest corner of Restricted Reserve "C" of the said Research Plaza, at the northwest corner of said Restricted Reserve "D", and the herein described parcel;

THENCE North 83 deg. 26' 20" East, along the south line of said Restricted Reserve "C", the south line of Restricted Reserve "A", and the north line of said Restricted Reserve "D", a distance of 449.05 feet to a found "X" in concrete at an interior corner of said Restricted Reserve "A", at the northeast corner of said Restricted Reserve "D", and herein described parcel;

THENCE South 05 deg. 48' 44" East, along the Westerly line of said Restricted Reserve "A", and the east line of said Restricted Reserve "D", a distance of
330.13 Feet to a found 5/8 inch iron rod in the northerly line of the remainder of a called 7.5932 acres conveyed to Abe Ham Moss by instrument recorded in C.C.F. No. 2000-008649 R.P.R.M.C.T., at a southerly corner of said Restricted Reserve "A", at the southeast corner of said Restricted Reserve "D", and the herein described parcel, and lying in a curve to the right;

THENCE along the said curve to the right with a radius of 823.44 feet, an arc length 17.42 feet, through a delta of 01 deg. 12' 43", and a chord bearing South 65 deg. 03' 33" West, 17.42 feet to a found 5/8 inch iron rod at a southeasterly corner of said Restricted Reserve "D", an the herein described parcel;

THENCE South 02 deg. 00' 13" East, along the easterly line of said Restricted Reserve "D", a distance of 17.95 feet to a found 1/2 inch iron rod at the northeast corner of a called 0.325 acre tract conveyed to Kevin Ray Scott and Terry Scott by Instrument recorded in C.C.F. No. 8254572, R.P.R.M.C.T., at a southeasterly corner of said Restricted Reserve "D", and the herein described parcel;

THENCE South 81 deg. 59' 42" West, along the north line of said 0.325 acre tract; and the south line of said Restricted Reserve "D", a distance of 114.93 feet to a set 5/8 inch iron rod at the northeast corner of said 1.6286 acre tract, the northwest corner of said 0.325 acre tract, at an angle point in the south line of said Restricted Reserve "D", and the herein described parcel;

THENCE South 82 deg. 08' 10" West, along the north line of said 1.6286 acre tract, and the south line of said Restricted Reserve "D", a distance of 311.00 feet to the POINT OF BEGINNING, and the containing a computed 3.6632 acres (159,569 square feet) of land more or less.

                                    EXHIBIT B

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of the _____ day of August, 2005, between NNN VF SOUTHWOOD TOWER, L.P., a Texas limited partnership ("Seller"), RANCHO PACIFIC DEVELOPMENT ("Purchaser"), and __________________ ("Escrow Agent").

                                    RECITALS

     A. Seller and Purchaser entered into a Purchase and Sale Agreement dated as of August_______, 2005 (the "PSA") for the purchase and sale of certain real property located at 19221 Interstate 45, Shenandoah (Montgomery County), Texas, as more particularly described in the PSA (the "Property"). Any capitalized terms not defined herein shall have the meanings set forth in the PSA.

     B. Section 24 of the PSA provides that Seller will guaranty the current vacancy of the Property at the rate of Twenty Dollars ($20) per square foot, gross. The guaranty shall continue for a period of five (5) years from the date of closing or until such time as the Vacant Space (hereinafter defined) is leased pursuant to the terms and conditions of this Agreement, whichever is sooner.

     NOW THEREFORE, in consideration of the mutual covenants and premises herein contained, and other good and valuable consideration, and intending to be legally bound hereby, the parties hereby agree as follows:

     1.   VACANT SPACE ESCROW.

          (a) At closing Seller shall deposit with Escrow Agent in an interest-bearing account, the estimated amount of $1,329,100 (calculated by multiplying (i) $20.00 of potential lost annual rent per square foot, gross, multiplied by (ii) the lesser of 13,291 square feet (the estimated amount of vacant space as of the execution of the PSA), or the amount of vacant space remaining as of the closing date (the "Vacant Space"), multiplied by (iii) five
(5) years) (the "Escrow"). The Escrow shall remain in effect for five (5) years from the date of closing or until such time as the Vacant Space is fully leased in accordance with this Agreement, whichever is sooner. The Vacant Space is more particularly described on Exhibit B attached hereto and incorporated herein. The Escrow may be contributed from the Purchase Price proceeds.

          (b) Seller and Purchaser shall cooperate in leasing the Vacant Space, and each party shall use commercially reasonable efforts to lease the Vacant Space to acceptable tenants. Seller shall have the right to use any leasing brokers Seller desires, in Seller's sole and absolute discretion. Purchaser grants Seller complete and unrestricted access to the Vacant Space twenty-four
(24) hours a day, seven (7) days a week for the purpose of showing the Vacant Space to potential tenants and improving the Vacant Space prior to occupancy by new tenants. Purchaser shall give Seller keys and security cards to the building and the Vacant Space, which Seller may use at any time until the Vacant Space is completely leased and the Escrow is returned to Seller. Purchaser shall maintain the Vacant Space in a clean and showable condition, and Purchaser shall replace the light bulbs and perform any maintenance necessary to keep the Vacant Space in a good condition. All potential tenants for the Vacant Space shall have financials reasonably acceptable to Seller and Purchaser and shall be reasonably approved by both parties prior to lease execution. If Purchaser does not approve of a tenant for financial reasons, Purchaser nevertheless agrees to execute a lease with such tenant. In such case, the rent from the lease shall be paid directly to Seller, the Rent Payment (hereinafter defined) shall be paid to Purchaser in accordance with Section (d) below, and the Escrow funds shall not be released to Seller with respect to such lease until the expiration of the five (5) year period, or until such time as the space is re-let to a tenant acceptable to Purchaser, whichever is sooner. Purchaser shall cooperate with Seller in any and all collection actions or other related proceedings with respect to leasing the Vacant Space.

          (c) Each party agrees to indemnify and hold the other party harmless from any and all claims, actions, damages, liabilities and expenses (including reasonable attorneys' fees) in connection with damage to the Vacant Space arising from or out of the showing of the Vacant Space, or any part thereof, by the other party.

          (d) Upon the execution of a lease, the amount of Vacant Space shall be reduced pro rata based on the rent being paid, the term of the lease and/or the amount of space being leased by the new tenant, and the Escrow shall be reduced accordingly. At such time, Seller shall deliver a certification to the Escrow Agent, detailing the amount of the Escrow to be released to Seller (the "Escrow Refund"), and the Escrow Agent shall disburse the Escrow Refund to Seller into that certain account described on Exhibit A attached hereto and incorporated herein. For example, if 2,000 square feet of the Vacant Space is leased for five
(5) years at $20.00 per square foot, the Vacant Space shall be reduced to 11,291 square feet, and the Escrow shall be reduced by $200,000, for a new total Escrow of $1,129,100. Alternately, if 2,000 square feet of the Vacant Space is leased for three (3) years at $18.00 per square foot, the Vacant Space shall be reduced to 11,291 square feet, and the Escrow shall be reduced by $108,000, for a new total of $1,221,100.

          (e) Beginning on the fifteenth (15th) day of each calendar month following __________________, 2005, and until such time as the amount of Vacant Space is completely leased, unless the Escrow Agent has received a certification from Seller that the Escrow shall be reduced in accordance with section (c) above, the Escrow Agent shall, without instruction from either party, disburse approximately $22,151.67 to be adjusted at closing (the "Rent Payment") to Purchaser into that certain account described on Exhibit A attached hereto and incorporated herein.

          (f) Any balance remaining in the Escrow on _________________, 2010, shall be disbursed to Seller immediately.

     2. DISPUTES. In the event of a dispute between any of the parties hereto as to their respective rights and interests hereunder, the Escrow Agent shall be entitled to hold any and all cash then in its possession hereunder until such dispute shall have been resolved by the parties in dispute and the Escrow Agent shall have been notified by instrument jointly signed by all of the parties in dispute, or until such dispute shall have been finally adjudicated by a court of competent jurisdiction.

     3. LIABILITY OF ESCROW AGENT. The Escrow Agent hereby consents and agrees to all of the provisions hereof, and agrees to accept, as Escrow Agent hereunder, all cash and documents deposited hereunder, and agrees to hold and dispose of said cash and documents deposited hereunder in accordance with the terms and provisions hereof. It is agreed that the Escrow Agent shall have no obligation or liability hereunder except as a depositary to retain the cash which may be deposited with it hereunder and to dispose of the same in accordance with the terms hereof. The Escrow Agent shall be entitled to rely and act upon any written instrument received by it, and if a corporation, purporting to be executed by an officer thereof, and if a partnership, purporting to be executed by a general partner thereof and shall not be required to inquire into the authority of such officer or partner or the correctness of the facts stated in said instrument. By acceptance of this agreement, Escrow Agent agrees to use its best judgment and good faith in the performance of any of its obligations and duties under this Agreement and shall incur no liability to any person for its acts or omissions hereunder, except for those acts or omissions which may result from its gross negligence or willful misconduct. Upon disposition by the Escrow Agent, in accordance with the terms hereof, of the cash deposited with the Escrow Agent hereunder, the Escrow Agent shall be fully and finally released and discharged from any and all duties, obligations, and liabilities hereunder.

     4. NOTICES. Any notice which any party may be required or may desire to give hereunder shall be deemed to have been duly given when personally delivered, against receipt therefore signed by the party to whom the notice is given, or with respect to any party other than the Escrow Agent, on the next business day if sent by overnight courier, or on the fourth business day after mailing by certified or registered mail, postage prepaid, addressed as set forth below, or to such other address as a party hereto may designate by a notice to the other parties. Any notice mailed, sent by facsimile transmission, or given to the Escrow Agent shall be deemed given only when received. Any notice given by any party hereto shall be given to both of the other parties hereto simultaneously.

               If to Seller:      c/o Triple Net Properties, LLC
                                  1551 N. Tustin Avenue, Suite 200
                                  Santa Ana, CA 92705
                                  (714) 667-8252
                                  (714) 667-6860 Fax
                                  Attn: Theresa Hutton

               If to Purchaser:   _________________________________

                                  _________________________________

                                  _________________________________


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

               If to Escrow Agent:   ______________________________

                                     ______________________________

                                     ______________________________

     5. MISCELLANEOUS. This Escrow Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Agreement may only be modified or supplemented by an instrument in writing executed by duly authorized representatives of all parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile signature. In the event of any conflict or inconsistency between the terms of this Escrow Agreement and the terms of the PSA, the terms of this Escrow Agreement shall govern and control.

     6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, AND VENUE SHALL LIE EXCLUSIVELY IN MONTGOMERY COUNTY, TEXAS.

         (THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.
                    SIGNATURES APPEAR ON THE FOLLOWING PAGE.)


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

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed the day and year first above written.

     SELLER:         NNN VF SOUTHWOOD TOWER, L.P.,
                     a Texas limited partnership

                     By: Triple Net Properties, LLC, a
                         Virginia limited liability Company


                     By: /s/ Anthony W. Thompson
                         ----------------------------------
                     Name: ANTHONY W. THOMPSON
                     Title: CEO


     PURCHASER:      RANCHO PACIFIC DEVELOPMENT


                     By: /s/ William D. Angel
                         ----------------------------------
                     Name: WILLIAM D. ANGEL
                     Title: Pres.


     ESCROW AGENT:
                     -----------------------


                     By:
                         ----------------------------------
                     Name:
                           --------------------------------
                     Title:
                            -------------------------------


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

                          EXHIBIT A TO ESCROW AGREEMENT

                               WIRING INSTRUCTIONS

                          EXHIBIT B TO ESCROW AGREEMENT

                        PLAT/DESCRIPTION OF VACANT SPACE


                                       32